SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Effective August 1, 2016, we appointed Joel Dube as our Vice President and Principal Accounting Officer.

Prior to joining us, Mr. Dube, 48, served as Vice President and Corporate Controller of Juniper Pharmaceuticals, Inc., a pharmaceuticals company, from September 2015 to July 2016. Prior to joining Juniper, he was Vice President and Corporate Controller at CRA International, Inc., a leading global consulting firm, from June 2007 to September 2015.

We entered into an employment agreement with Mr. Dube, also effective as of August 1, 2016, regarding the terms of his employment by us. Mr. Dube’s initial annual base salary is $240,000, subject to annual review by our Compensation Committee. We also agreed to grant to Mr. Dube an option to purchase 20,000 shares of our common stock vesting over four years. Mr. Dube will be eligible to participate in our annual incentive plans on substantially the same terms as our other executives. Mr. Dube’s target bonus for fiscal year 2017 is $60,000.

Pursuant to the terms of his employment agreement, in the event that Mr. Dube’s employment with us is involuntarily terminated by us without Cause (as defined in the agreement) or by him for Good Reason (as defined in the agreement) not in connection with a Change in Control (as defined in the agreement), we will continue to pay him for six (6) months of his base salary, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment.

In the event that there is a Change in Control and, within two years after the Change in Control, Mr. Dube’s employment by us is terminated, either by him for Good Reason or involuntarily by us without Cause, we will pay him a single lump sum amount equal to twelve (12) months of his base salary and the target bonus for which he is eligible, plus, in the event that he elects COBRA continuation coverage, payment of his COBRA premiums on the same cost-sharing basis as during employment. The vesting of all time-based equity incentives will accelerate in full upon Mr. Dube’s termination by us without Cause or by him for Good Reason. Any performance-based awards held by Mr. Dube individual for any current or future fiscal year will be deemed to be fully earned upon a Change in Control and will convert to time-based options that cliff vest two years after the award’s date of grant.

The employment agreements also contain customary terms regarding confidentiality, the assignment to us of intellectual property developed by Mr. Dube during the term of the of his employment by us, non-solicitation and non-disparagement.

The full text of the press release announcing Mr. Dube’s appointment is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 1, 2016, entitled “Exa Appoints Joel Dube as Vice President of Finance, Principal Accounting Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Richard F. Gilbody
Richard F. Gilbody
Chief Financial Officer

Date: August 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 1, 2016, entitled “Exa Appoints Joel Dube as Vice President of Finance, Principal Accounting Officer”